UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

China 3C Group
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China
(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant’s telephone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2009, China 3C Group (the “Company”) received notification from Weidong Huang that effective immediately, he resigned from his position as Chief Financial Officer of the Company.  There were no disagreements between Mr. Huang and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

Effective as of June 16, 2009, the Board of Directors of the Company appointed Jian Zhang as Chief Financial Officer of the Company.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Zhang, age 40, served as Chief Accounting Officer of Zhejiang Yong Xin Digital Technology Company Limited, a subsidiary of the Company, from October 2006 to June 2009, where he was responsible for the coordination of audits and filing of the Company’s quarterly and annual reports.  He also played a role in the oversight of the accounting department to ensure the maintenance of all accounting systems and functions.  From October 2006 to October 1999, Mr. Zhang served as Deputy Chief of the Accounting Department of Guangdong Xidea Technology Group, a large-scale diversified manufacturer and investment company.  From October 1998 to October 1999, Mr. Zhang served as Deputy Chief of the Accounting Department of Guangdong Shunde Hongji Group, a furniture manufacturer with more than 200 employees.  Mr. Zhang received a Bachelor’s Degree in Accounting from Renmin University of China.

Mr. Zhang has entered a letter agreement, dated June 16, 2009, with the Company.  The agreement provides for a monthly salary of $6,000. The term of Mr. Zhang’s  employment shall continue until terminated by either party in accordance with the terms of the agreement.  Mr. Zhang received an option grant to purchase 100,000 shares of common stock of the Company upon execution of the agreement and shall be entitled to receive option grants for 100,000 shares of common stock of the Company on each anniversary of the date of the agreement provided that Mr. Zhang continues to serve as the Company’s Chief Financial Officer on such date. The exercise price of the initial grant of 100,000 shares is $1.11, the closing price of the common stock of the Company on June 16, 2009, and for each future option grant the exercise price will be the closing price of the Company’s common stock on the anniversary of such date. All option grants vest upon issuance and will have an exercise period of ten years from date of issuance so long as Mr. Zhang serves as the Company’s Chief Financial Officer at such time. In the event that Mr. Zhang no longer serve as the Company’s Chief Financial Officer, the exercise period for all vested options will be twenty-four months from his departure.  Mr. Zhang will have an initial probationary period of three months. During the first month of Mr. Zhang’s probationary period, the agreement may be terminated by either party on one day notice or payment in lieu. During the remaining two months of Mr. Zhang’s probationary period, the agreement may be terminated by either party giving notice of seven days or payment in lieu of notice.  Under the agreement, Mr. Zhang will receive 14 vacation days.  Upon completion of the probationary period the agreement can be terminated by either party on one month’s notice or one month’s salary in lieu of notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated June 16, 2009 between China 3C Group and Jian Zhang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

By:	/s/ Zhanggang Wang
Name:	Zhanggang Wang
Title:	Chief Executive Officer

Dated: June 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated June 16, 2009 between China 3C Group and Jian Zhang.